UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

MRC GLOBAL INC.
(Name of Registrant as Specified In Its Charter)

ENGINE CAPITAL, L.P.

ENGINE JET CAPITAL, L.P.

ENGINE LIFT CAPITAL, LP

ENGINE CAPITAL MANAGEMENT, LP

ENGINE CAPITAL MANAGEMENT GP, LLC

ENGINE INVESTMENTS, LLC

ENGINE INVESTMENTS II, LLC

ARNAUD AJDLER

BRADLEY T. FAVREAU

DANIEL B. SILVERS

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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Engine Capital, L.P., together with the other participants named herein (collectively, “Engine”), has filed a preliminary proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2024 annual meeting of stockholders of MRC Global Inc., a Delaware corporation (the “Company”).

On March 19, 2024, Engine issued the following press release:

Engine Nominates Two Highly Qualified Candidates for Election to MRC Global’s Board of Directors at the 2024 Annual Meeting

Believes it is Critical to Add Directors with an Investor Mindset, and Capital Allocation and Financial Markets Experience

Underscores Engine’s Repeated Attempts to Avoid an Election Contest, Including by its Willingness to Settle for Reduced Board Representation

NEW YORK, March 19, 2024 /Business Wire/ -- Engine Capital, L.P. (together with its affiliates, "Engine"), a significant shareholder of MRC Global Inc. (NYSE: MRC) ("MRC" or the "Company") and the owner of nearly 4.3% of the Company’s outstanding common stock, today announced it has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission in connection with its nomination of two highly qualified candidates for election to the Company’s Board of Directors (the “Board”) at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”): Brad Favreau and Daniel Silvers.

Arnaud Ajdler, Engine’s Founder and Managing Member, commented:

“Engine has spent months engaging with MRC on its current strategy, capital allocation approach and Board composition. In particular, we have highlighted to the Board the risks of its stated M&A strategy1 and the importance of adding at least one director with an investor mindset and significant capital allocation experience. While we have formally nominated two directors to the Board, we want to emphasize that Engine made its candidates available for interviews and was willing to agree to a framework that contemplated a single board seat to facilitate a resolution to benefit all stakeholders. Considering the size of our ownership position and our significant concerns, it is disappointing the Company has resisted working with us. In our view, a Board that owns de minimis stock should not be willing to spend stockholder capital to keep an investor-designee from serving on a nine-member Board.

We look forward to engaging with our fellow shareholders on the case for adding stockholder-designees to MRC’s boardroom. In the meantime, we would like to highlight the following:

•	MRC has struggled as a public company. The stock is down 42.4% since its initial public offering almost 12 years ago and has underperformed its competitor DNOW Inc. over the last one-, three- and five-year periods.[2]

1 “We would really like to get back to M&A to grow this Company … this Company will now have more financial flexibility going into '24 than we will have had probably in our entire existence as a public company. And we will continue to scan the market for attractive M&A for ways to profitably grow our business.” Chief Executive Officer Robert J. Saltiel, Jr., MRC 3Q 2023 earnings call, November 8, 2023.

2 Source: CapitalIQ. Total shareholder returns as of market close on March 11, 2024.

•	The Board has been unable to resolve its ongoing dispute with its Preferred Stockholder, Cornell Capital. This is preventing MRC from fully optimizing its capital structure and harming financial flexibility.
•	Management’s plan to pursue an M&A strategy is concerning. We believe the strategy is risky in the best of times, but especially today given the current state of MRC’s capital structure, depressed multiple and undervaluation, and the high likelihood that the Board will have to pay higher multiples for acquisition targets.
•	Chief Executive Officer Rob Saltiel does not have a successful track record of creating value through business acquisitions or integrations.

For these reasons (among others), we expected the Board to be open to input from one of its largest stockholders to help ensure investor interests are prioritized. While this has not been the case so far and forced us to make our concerns public today, it is still our hope to work constructively with the Board to resolve this matter.”

DIRECTOR CANDIDATE BIOS

Brad Favreau

Mr. Favreau is a representative of the nominating stockholder and a seasoned investor with additive experience in finance, capital allocation, corporate governance and M&A.

•	Current Partner at Engine Capital Management, a top MRC stockholder and value-oriented special situations fund with a track record of helping companies implement value-enhancing initiatives, including M&A transactions, operational and cost improvements, and optimization of capital allocation policies.

•	Currently serves on the boards of directors of American Outdoor Brands, Inc. (NASDAQ: AOUT), an outdoor products company, and MYR Group Inc. (NASDAQ: MYRG), a specialty electrical construction service providers holding company where he serves on the compensation committee and the nominating, environmental, social and corporate governance committee.

•	Previously worked as an investment professional at Apax Partners, an international private equity investment group, and as a member of the Mergers and Acquisitions group at UBS.

•	Previously served on the board of directors and audit committee of RDM Corporation (TSE:RC) a provider of remote deposit capture software and various solutions, until its sale to the Deluxe Corporation.

Daniel Silvers

Mr. Silvers is an experienced investment manager, former banker and public company director with significant capital allocation and M&A expertise from his time serving in senior positions at leading global asset managers.

•	Former Vice President at Fortress Investment Group LLC (formerly NYSE: FIG), a leading global alternative asset manager, and former senior member of the real estate, gaming and lodging investment banking group at Bear, Stearns & Co. Inc. (formerly NYSE: BSC), a global financial services firm.

•	Former Chief Executive Officer and a director of Leisure Acquisition Corp. (NASDAQ: LACQ), a special purpose acquisition company, former Executive Vice President and Chief Strategy Officer at Inspired Entertainment, Inc. (NASDAQ: INSE), a gaming technology company, and current Executive Chairman of Winventory, Inc., a tech-enabled event ticketing management partner.

•	Current Managing Member of Matthews Lane Capital Partners LLC, an investment firm.

•	Previously served on the boards of directors of several public companies, including Avid Technology, Inc. (NASDAQ: AVID), a global media technology provider where he served on the finance committee, compensation committee and as Chair of the audit committee, PICO Holdings, Inc. (NASDAQ: PICO), a diversified holding company where he served on the compensation committee and corporate governance and nominating committee, and Universal Health Services, Inc. (NYSE: UHS), a hospital management and health services company.

ABOUT ENGINE CAPITAL

Engine Capital is a value-oriented special situations fund that invests both actively and passively in companies undergoing change.

CONTACT

Engine Capital, L.P.
(212) 321-0048

info@enginecap.com

Longacre Square Partners

Charlotte Kiaie / Bela Kirpalani, 646-386-0091

enginecapital@longacresquare.com

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Engine Capital, L.P. (“Engine Capital”), together with the other participants named herein (collectively, “Engine”), has filed a preliminary proxy statement and an accompanying BLUE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2024 annual meeting of stockholders of MRC Global Inc., a Delaware corporation (the “Company”).

ENGINE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are expected to be Engine Capital, Engine Jet Capital, L.P. (“Engine Jet”), Engine Lift Capital, LP (“Engine Lift”), Engine Capital Management, LP (“Engine Management”), Engine Capital Management GP, LLC (“Engine GP”), Engine Investments, LLC (“Engine Investments”), Engine Investments II, LLC (“Engine Investments II”), Arnaud Ajdler, Bradley T. Favreau and Daniel B. Silvers (collectively, the “Participants”).

As of the date hereof, Engine Capital directly beneficially owns 3,013,102 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company. As of the date hereof, Engine Jet directly beneficially owns 324,920 shares of Common Stock. As of the date hereof, Engine Lift directly beneficially owns 325,386 shares of Common Stock. Engine Management, as the investment manager of each of Engine Capital, Engine Jet and Engine Lift, may be deemed the beneficial owner of the 3,663,408 shares of Common Stock owned directly by Engine Capital, Engine Jet and Engine Lift. Engine GP, as the general partner of Engine Management, may be deemed the beneficial owner of the 3,663,408 shares of Common Stock owned directly by Engine Capital, Engine Jet and Engine Lift. Engine Investments, as the general partner of each of Engine Capital and Engine Jet, may be deemed the beneficial owner of the 3,338,022 shares of Common Stock owned directly by Engine Capital and Engine Jet. Engine Investments II, as the general partner of Engine Lift, may be deemed the beneficial owner of the 325,386 shares of Common Stock owned directly by Engine Lift. Mr. Ajdler, as the Managing Partner of Engine Management, and the Managing Member of each of Engine GP, Engine Investments and Engine Investments II, may be deemed the beneficial owner of the 3,663,408 shares of Common Stock directly owned by Engine Capital, Engine Jet and Engine Lift. As of the date hereof, neither Messrs. Favreau nor Silvers beneficially owned any shares of Common Stock.

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